Exhibit 5.1

Mayer Brown LLP 201 S. Main Street, Suite 1100 Salt Lake City, UT 84111 United States of America T: +1 801 907 2700 mayerbrown.com

June 16, 2023
Profire Energy, Inc. 321 South 1250 West, Suite 1 Lindon, Utah 84042
Re: Profire Energy, Inc. – Registration Statement on Form S-8

Ladies and Gentlemen:
We are acting as counsel for Profire Energy, Inc., a Nevada corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 6,123,834 shares of Common Stock of the Company, par value $0.001 per share (the “Shares”), issuable pursuant to the Profire Energy, Inc. 2023 Equity Incentive Plan (the “Plan”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein.
We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plan, will be validly issued, fully paid and non-assessable.
This opinion is limited to matters governed by Chapter 78 of the Nevada Revised Statutes (including any applicable provisions of the Constitution of the State of Nevada and the reported judicial decisions interpreting such chapter of the Nevada Revised Statutes and such applicable provisions of the Constitution of the State of Nevada).
The opinion expressed herein is as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ Mayer Brown LLP

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